EXHIBIT A

                             JOINT FILING AGREEMENT


         Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13D, and agrees that this Amendment No. 1 to Schedule 13D is filed on its behalf.


         Dated this 1st day of December, 1998.



/s/ JAMES E. MOORE
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James E. Moore, Individually





JAMES E. MOORE REVOCABLE TRUST,
U/D/T DATED JULY 28, 1994


By:  /s/ JAMES E. MOORE
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   James E. Moore, Trustee